AvStar Aviation Group, Inc. Announces Initial Line of Conventional Financing


HOUSTON, June 29, 2011 /PRNewswire/ -- AvStar Aviation Group, Inc. (AvStar) (OTCQB: AAVG) today announced that its wholly owned subsidiary Twin Air Calypso Limited, Inc. has obtained a line of credit through Strategic Funding Partners, Inc. of Gainesville, Florida and PROSPAY Merchant Services of Miami, Florida. This line of credit is non-equity, revolving and will be increased as justified by revenues. The company announced in early June 2011 that it was pursuing conventional financing. Today's credit line announcement is the first of that conventional financing. Documentation has been submitted for additional conventional financing and we expect to make additional announcements in the near future.

"This credit was made available because of this year's increased revenues. As our future revenues increase we can also increase this line and will not have to depend on equity type sources for short term working capital needs. We are continuing our efforts to secure other conventional financing and expect to have more information in the near future," said Clayton Gamber, CEO of AvStar Aviation Group, Inc.

Forward-Looking Statements: Certain statements contained in this release issued by AvStar Aviation Group, Inc. (the "Company") that are not historical facts are "forward-looking" statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are statements regarding the intent, belief, or current expectations, estimates, or projections of the Company, its directors, or its officers about the Company and the industry in which it operates and are based on assumptions made by management. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When issued in this report, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements